UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2020

Medtronic Public Limited Company

(Exact Name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

(Registrant’s telephone number, including area code): +353 1 438 1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares, $0.0001 par value per share	MDT	New York Stock Exchange
Floating Rate Senior Notes due 2021	MDT/21	New York Stock Exchange
0% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.00% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On September 29, 2020, Medtronic Global Holdings S.C.A. (“Medtronic Luxco”), an indirect wholly owned subsidiary of Medtronic public limited company (“Medtronic plc”), issued €1,250,000,000 aggregate principal amount of 0.000% Senior Notes due 2023 (the “2023 Notes”), €1,000,000,000 aggregate principal amount of 0.000% Senior Notes due 2025 (the “2025 Notes”), €1,000,000,000 aggregate principal amount of 0.375% Senior Notes due 2028 (the “2028 Notes”), €1,000,000,000 aggregate principal amount of 0.750% Senior Notes due 2032 (the “2032 Notes”), €1,000,000,000 aggregate principal amount of 1.375% Senior Notes due 2040 (the “2040 Notes”), and €1,000,000,000 aggregate principal amount of 1.625% Senior Notes due 2050 (the “2050 Notes”, and together with the 2023 Notes, the 2025 Notes, the 2028 Notes, the 2032 Notes and the 2040 Notes, the “Notes”), in an underwritten offering (the “Offering”) pursuant to a registration statement on Form S-3 (the “Registration Statement”) (File No. 333-236739) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2020, and a preliminary prospectus supplement and prospectus supplement filed with the Commission related to the offering of the Notes. The Notes are fully and unconditionally guaranteed by Medtronic plc and Medtronic, Inc., an indirect wholly owned subsidiary of Medtronic plc (the “Guarantees,” and together with the Notes, the “Securities”).

Medtronic Luxco expects that the net proceeds from the Offering will be approximately €6.2 billion, after deducting the underwriting discount and estimated offering expenses payable by Medtronic Luxco. The net proceeds of the Offering will be used to repay Medtronic Luxco’s Floating Rate Senior Notes due 2021 at maturity on March 7, 2021 and to redeem all or a portion of certain series of outstanding notes issued by Medtronic Luxco, Medtronic, Inc. or Covidien International Finance S.A. Any remaining net proceeds of the Offering will be used for repayment of other indebtedness and general corporate purposes.

The Company has applied to list each series of Notes on the New York Stock Exchange.

Indenture and Agency Agreement

The Notes were issued under an indenture dated as of March 28, 2017 (the “Base Indenture”), among Medtronic Luxco, Medtronic, Inc., Medtronic plc and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture dated as of September 29, 2020 (the “Fourth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among Medtronic Luxco, Medtronic, Inc., Medtronic plc, the Trustee and Elavon Financial Services DAC, as paying agent (“Elavon”), and shall be subject to the Agency Agreement dated as of September 29, 2020 (the “Agency Agreement”) between the Company and Elavon.

The 2023 Notes will mature on March 15, 2023, the 2025 Notes will mature on October 15, 2025, the 2028 Notes will mature on October 15, 2028, the 2032 Notes will mature on October 15, 2032, the 2040 Notes will mature on October 15, 2040, and the 2050 Notes will mature on October 15, 2050. The 2023 Notes will bear interest at a rate of 0.000% per annum. The 2025 Notes will bear interest at a rate of 0.000% per annum. The 2028 Notes will bear interest at a rate of 0.375% per annum. The 2032 Notes will bear interest at a rate of 0.750% per annum. The 2040 Notes will bear interest at a rate of 1.375% per annum. The 2050 Notes will bear interest at a rate of 1.625% per annum.

At any time prior to maturity, in the case of the 2023 Notes, and prior to the applicable Par Call Date (as defined below), in the case of the 2025 Notes, the 2028 Notes, the 2032 Notes, the 2040 Notes and the 2050 Notes, Medtronic Luxco will have the right, at its option, to redeem any series of the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed and a specified make-whole redemption price, in either case plus accrued and unpaid interest to, but not including, the date of redemption. “Par Call Date” means September 15, 2025 (one month prior to the maturity date of the 2025 Notes), in the case of the 2025 Notes; July 15, 2028 (three months prior to the maturity date of the 2028 Notes), in the case of the 2028 Notes; July 15, 2032 (three months prior to the maturity date of the 2032 Notes), in the case of the 2032 Notes; April 15, 2040 (six months prior to the maturity date of the 2040 Notes), in the case of the 2040 Notes; and April 15, 2050 (six months prior to the maturity date of the 2050 Notes), in the case of the 2050 Notes.

In addition, on and after the applicable Par Call Date, Medtronic Luxco will have the option to redeem any series of the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Notes will be general unsecured senior obligations of Medtronic Luxco and will rank equally in right of payment with all of Medtronic Luxco’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Medtronic Luxco may incur. The Guarantees will rank equally in right of payment with all of Medtronic plc’s and Medtronic, Inc.’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness from time to time outstanding that Medtronic plc or Medtronic, Inc. may incur, and be structurally subordinated to all existing and any future obligations of each of Medtronic plc’s subsidiaries (other than Medtronic Luxco and Medtronic, Inc.).

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, Medtronic Luxco’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

Medtronic plc and its affiliates maintain ordinary banking relationships and credit facilities with the Trustee. In addition, the Trustee is the trustee for certain of Medtronic plc’s affiliates’ other debt securities, and from time to time provides services relating to Medtronic plc’s investment management, stock repurchase and foreign currency hedging programs.

The above description of the Base Indenture and the Fourth Supplemental Indenture is qualified in its entirety by reference to the Base Indenture and the Fourth Supplemental Indenture. The executed Base Indenture was previously filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Medtronic plc on March 28, 2017. The executed Fourth Supplemental Indenture is filed as Exhibit 4.1 hereto. Each of the foregoing documents is incorporated herein and into the Registration Statement by reference.

Item 7.01.	Regulation FD Disclosure.

On September 29, 2020, Medtronic plc issued a press release announcing the closing of the Offering, the proceeds of which will be used to repay €750 million aggregate principal amount of Medtronic Luxco’s Floating Rate Senior Notes due 2021 at maturity on March 7, 2021, which bore interest at a rate of 0% per annum at July 31, 2020, and to redeem all of the outstanding $1.5 billion aggregate principal amount of Medtronic, Inc.’s 3.150% Senior Notes due 2022, all of the outstanding $530.2 million aggregate principal amount of Medtronic, Inc.’s 2.750% Senior Notes due 2023, all of the outstanding $432.5 million aggregate principal amount of Medtronic, Inc.’s 3.625% Senior Notes due 2024, $810 million of the outstanding $2.7 billion aggregate principal amount of Medtronic, Inc.’s 3.500% Senior Notes due 2025, all of the outstanding $650 million aggregate principal amount of CIFSA’s 3.200% Senior Notes due 2022, all of the outstanding $309.5 million aggregate principal amount of CIFSA’s 2.950% Senior Notes due 2023 and all of the outstanding €1.5 billion aggregate principal amount of Medtronic Luxco’s 0.000% Senior Notes due 2021 (collectively, the “Redemption Notes”), in each case at the make-whole redemption prices specified in, and otherwise in accordance with, the indentures governing such Redemption Notes. The redemption date for Medtronic Luxco’s 0.000% Senior Notes due 2021 will be October 14, 2020 and the redemption date for all other Redemption Notes will be October 29, 2020.

Item 8.01.	Other Events.

Underwriting Agreement

On September 24, 2020, Medtronic Luxco, Medtronic plc and Medtronic, Inc. entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed therein, for which Barclays Bank PLC, BofA Securities Europe SA, Mizuho Securities Europe GmbH and Deutsche Bank Aktiengesellschaft acted as representatives, to issue and sell the Notes to the underwriters.

Certain of the underwriters party to the Underwriting Agreement and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for Medtronic plc and its affiliates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Medtronic plc in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters or their respective affiliates have been or are lenders under one or more of Medtronic, Inc.’s and Medtronic Luxco’s credit facilities.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference into the Registration Statement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

In connection with the Offering, Medtronic plc is filing as Exhibits 5.1, 5.2, 5.3 and 5.4 hereto opinions of counsel addressing the validity of the Notes and the Guarantees and certain related matters. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01.	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 24, 2020, among Medtronic Global Holdings S.C.A., Medtronic plc and Medtronic, Inc., and Barclays Bank PLC, BofA Securities Europe SA, Mizuho Securities Europe GmbH and Deutsche Bank Aktiengesellschaft, as representatives of the several underwriters named therein.

4.1

Fourth Supplemental Indenture, dated as of September 29, 2020, among Medtronic Global Holdings S.C.A., Medtronic, Inc. and Medtronic plc, Wells Fargo Bank, N.A., as trustee, and Elavon Financial Services DAC, as paying agent (including the forms of the 2023 Notes, the 2025 Notes, the 2028 Notes, the 2032 Notes, the 2040 Notes and the 2050 Notes).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to Medtronic plc, Medtronic Global Holdings S.C.A. and Medtronic, Inc.

5.2	Opinion of A&L Goodbody, Irish counsel to Medtronic plc.

5.3	Opinion of DLA Piper, Luxembourg counsel to Medtronic Global Holdings S.C.A.

5.4	Opinion of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of A&L Goodbody (included in Exhibit 5.2).

23.3	Consent of DLA Piper (included in Exhibit 5.3).

23.4	Consent of Thomas L. Osteraas, Principal Legal Counsel, Corporate & Securities of Medtronic, Inc. (included in Exhibit 5.4).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: September 29, 2020		Karen L. Parkhill
Executive Vice President and Chief Financial Officer